Exhibit 5

                          [DUANE MORRIS LLP LETTERHEAD]



                                   May 5, 2003



CopyTele, Inc.
900 Walt Whitman Road
Melville, New York  11747

Ladies and Gentlemen:

         We have acted as counsel to CopyTele, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the date hereof with respect to 15,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company being registered in connection with the CopyTele, Inc. 2003 Share Incentive Plan (the "Plan").

         As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares, communications or certifications of public officials and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that each authorized and unissued Share to be issued by the Company, when issued in accordance with the terms and conditions of the Plan, and assuming no changes in relevant law or facts, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and any amendment thereto and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                                 Very truly yours,


                                                 /s/ DUANE MORRIS LLP